PLAY BY PLAY TOYS & NOVELTIES, INC.

                      NON-QUALIFIED STOCK OPTION AGREEMENT

Date of Grant:   August 29, 1997

        This Non-Qualified Stock Option Agreement (the "Agreement"), dated as of the date of grant first stated above (the "Date of Grant"), is delivered

        BY PLAY BY PLAY TOYS & NOVELTIES, INC., a Texas corporation, hereinafter referred to as

                                                   "COMPANY"

        TO                                                       ,
                                            an individual,
                                            hereinafter referred to as

                                                   "GRANTEE"

        WHEREAS, Grantee is an employee or officer of the Company; and

        WHEREAS, the Board of Directors of Company considers Grantee to be a person who is eligible for a grant of non-qualified stock options under the Plan, and has determined that it would be in the best interest of Company to grant the non-qualified stock options documented herein.

        NOW, THEREFORE, in consideration of the promises and mutual covenants herein contained, the Company and Grantee hereby agree as follows:

        1. GRANT OF OPTION. Subject to the terms and conditions hereinafter set forth, Company hereby grants to Grantee, as of the Date of Grant, an option to purchase up to XX shares of common stock of the Company (the "Stock") at a purchase price per share of XX.XX Dollars ($XX.XX) Such option is hereinafter referred to as the "Option" and the shares of stock purchasable upon exercise of the Option are hereinafter sometimes referred to as the "Option Shares."

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        2. VESTING OF EXERCISE RIGHTS. Subject to the other terms of this
Agreement, the Option shall become exercisable in four (4) installments, Grantee having the right hereunder to purchase from Company the following number of Option Shares upon exercise of the Option, on and after the following dates, in cumulative fashion:

        (a) On and after the expiration of six months from the Date of Grant, up to one-quarter (ignoring fractional shares) of the total number of Option Shares;

        (b) On and after the first anniversary of the Date of Grant, up to an additional one-quarter (ignoring fractional shares) of the total number of Option Shares;

        (c) On and after the second anniversary of the Date of Grant, up to an additional one-quarter (ignoring fractional shares) of the total number of Option Shares; and

        (d) On and after the third anniversary of the Date of Grant, the remaining Option Shares.

        3.     TERMINATION OF OPTION.

        (a) The Option and all rights hereunder with respect thereto, to the extent such rights shall not have been exercised, shall terminate and become null and void after the expiration of five (5) years from the Date of Grant (the "Option Term").

        (b) Upon the occurrence of Grantee's ceasing for any reason to be employed by the Employer, the Option, to the extent not previously exercised, shall terminate and become null and void immediately upon such termination of Grantee's employment, except in a case where the termination of Grantee's employment is by reason of retirement, disability or death. Upon a termination of Grantee's employment by reason of retirement, disability or death, the Option may be exercised during the following period, but only to the extent that the Option was outstanding and exercisable on any such date of death: the six-month period following the date of issuance of letters testamentary or letters of administration to the executor or administrator of Grantee's estate, but not later than one year after Grantee's death. In no event, however, shall any such period extend beyond the Option Term.

        (c) In the event of the death of Grantee, the Option may be exercised by Grantee's legal representative, but only to the extent that the Option would otherwise have been exercisable by Grantee.

        (d) A transfer of Grantee's employment between Company and any subsidiary of Company, or between any subsidiaries of Company, shall not be deemed to be a termination of Grantee's employment.

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        (e)    Notwithstanding anything to the contrary set forth herein or in the Plan, in the event Grantee shall (i) commit any act of malfeasance or wrongdoing affecting Company or any subsidiary of Company, (ii) breach any covenant not to compete, or employment contract, with Company or any subsidiary of Company, or (iii) engage in conduct that would warrant Grantee's discharge for cause (excluding general dissatisfaction with the performance of Grantee's duties, but including any act of disloyalty or any conduct clearly tending to bring discredit upon Company or any subsidiary of Company), any unexercised portion of the Option shall immediately terminate and be void.

        4.     EXERCISE OF OPTIONS.

        (a) Grantee may exercise the Option with respect to all or any part of the number of Option Shares then exercisable hereunder by giving the Secretary of the Company at the Company's principal executive office written notice delivered in person or by mail of Grantee's intent to exercise. The notice of the exercise shall specify the number of Option Shares as to which the Option is to be exercised and the date of exercise thereof, which date shall be at least five (5) days after the giving of the notice unless an earlier time shall have been mutually agreed upon.

        (b) Full payment (in U.S. dollars) by Grantee of the option price for the Option Shares purchased shall be made on or before the exercise date specified in the notice of exercise in cash, or, with the prior written consent of the Company, in whole or in part through the surrender of previously acquired shares of Stock at their Fair Market Value (as defined in Paragraph 12) on the exercise date. On the exercise date specified in Grantee's notice or as soon thereafter as is practicable, a certificate or certificates for the Option Shares then being purchased shall be issued to Grantee upon full payment of the exercise price for such Option Shares. The obligation of Company to deliver Stock shall, however, be subject to the condition that if at any time the Company shall determine in its sole discretion that the listing, registration or qualification of the Option or the Option Shares upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the Option or the issuance or purchase of Stock thereunder, the Option may not be exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Company.

        (c) If Grantee fails to pay for any of the Option Shares specified in the notice or fails to accept delivery thereof, Grantee's right to purchase the Option Shares may be terminated by Company.

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        5. ADJUSTMENT OF OPTION SHARES AND OPTION PRICE. In the event of any stock dividend or subdivision of the shares of common stock of Company into a greater number of shares, the purchase price hereunder shall be proportionately reduced and the number of shares subject to the Option shall be proportionately increased; conversely, in the event of any combination of the outstanding shares of common stock of Company, the purchase price hereunder shall be proportionately increased and the number of shares of Stock subject to the Option shall be proportionately reduced.

        6. INVESTMENT REPRESENTATION. Upon demand by the Company, Grantee shall deliver to Company, at the time of any exercise of the Option or portion thereof, a written representation that the Stock to be acquired upon such exercise are to be acquired for investment and not for resale or with a view to the distribution thereof. Upon such demand by the Company, delivery of such representation prior to the delivery of any certificate representing the Stock issuable upon exercise of the Option and prior to the expiration of the Option Term shall be a condition precedent to the right of Grantee to purchase any shares of Stock.

        7. RIGHTS AS A SHAREHOLDER. Neither Grantee nor any personal representative shall be, or shall have any of the rights and privileges of, a shareholder of Company with respect to any shares of Stock purchasable or issuable upon the exercise of the Option, in whole or in part, prior to the date of exercise of the Option.

        8. NON-TRANSFERABILITY OF OPTION. During Grantee's lifetime, the Option hereunder shall be exercisable only by Grantee or any guardian or legal representative of Grantee, and the Option shall not be transferable otherwise by will or the laws of descent and distribution (but shall be exercisable by Grantee's executor or administrator pursuant to Paragraph 3(b) hereof) or pursuant to a qualified domestic relations order, nor shall the Option be subject to attachment, execution or other similar process. In the event of (a) any attempt by Grantee to alienate, assign, pledge, hypothecate or otherwise dispose of the Option, except as provided for herein, or (b) the levy of any attachment, execution or similar process upon the rights or interests hereby conferred, then Company may terminate the Option by notice to Grantee and the Option shall thereupon become null and void.

        9. NO RIGHT TO CONTINUED EMPLOYMENT. The granting of the Option nor its exercise shall not be construed as granting to Grantee any right with respect to continuance of employment by the Employer. Except as may otherwise be limited by a written agreement between the Employer and Grantee, the right of the Employer to terminate at will Grantee's employment with the Employer at any time (whether by dismissal, discharge, retirement or otherwise) is specifically reserved by Company, as the Employer or on behalf of the Employer (whichever the case may be), and acknowledged by Grantee.

        10. DISPOSITION OF SHARES. Grantee hereby further acknowledges that the transfer of the shares of Stock acquired by the exercise of the Option may be limited by Rule 144 of the General Rules and Regulations promulgated under the Securities Act of 1933, as amended.

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        11. AMENDMENT OF OPTION. The Option may be amended by the Board of
Directors of the Company or by a committee appointed by the Board of Directors (the "Committee") at any time (a) if the Board of Directors or the Committee determines, in its sole discretion, that amendment is necessary or advisable in the light of any addition to or change in the Code, or in the regulations issued thereunder, or any federal or state securities law or other law or regulation, which change occurs after the Date of Grant and by its terms applies to the Option; or (b) other than in the circumstances described in clause (a), with the consent of Grantee.

        12. FAIR MARKET VALUE. For purposes of this Agreement, the term "Fair Market Value" of a share of Stock shall mean the Fair Market Value of the Stock as determined in good faith by the Company; provided, however, that (a) if the shares of Stock are admitted to trading on a national securities exchange, Fair Market Value on any date shall be the last sale price reported for the shares of Stock on such exchange on such date or, if no sale was reported on such date, on the last date preceding such date on which a sale was reported, (b) if the shares of Stock are admitted to quotation on the National Association of Securities Dealers Automated Quotation System ("NASDAQ") and have been designated as a National Market System ("NMS") security, Fair Market Value on any date shall be the last sale price reported for the shares of Stock on such system on such date or on the last day preceding such date on which a sale was reported, or (c) if the shares of Stock are admitted to quotation on NASDAQ and have not been designated a NMS security or are listed on another comparable quotation system, Fair Market Value on any date shall be the average of the highest bid and lowest asked prices of the shares of Stock on such system on such date.

        IN WITNESS WHEREOF, Company and Grantee have executed this Agreement in a manner appropriate to each as of the day and year first above written.

                                            PLAY BY PLAY TOYS & NOVELTIES, INC.

                                            By _________________________________

                                            Title ______________________________

                                                   "COMPANY"

                                            ACCEPTED AND AGREED TO:

                                            By _________________________________

                                                   "GRANTEE"

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